================================================================================



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported)
                       October 12, 2000 (August 2, 2000)



                                LENDINGTREE, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



          DELAWARE                                              25-1795344
----------------------------                              ----------------------
(State or other jurisdiction          000-29215              (I.R.S. Employer
    of incorporation)           Commission File Number    Identification Number)



11115 RUSHMORE DRIVE
CHARLOTTE NC                                                          28277
----------------------------------------                           ----------
(Address of principal executive offices)                           (Zip code)



                                 (704) 541-5351
              ----------------------------------------------------
              (Registrant's telephone number, including area code)



================================================================================

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

As previously disclosed in the Company's Quarterly Report on Form 10-Q filed on August 14, 2000 with the Securities and Exchange Commission (the "Commission"), on August 2, 2000, LendingTree, Inc. ("LendingTree" or the "Company"), through its newly organized, wholly-owned subsidiary HomeSpace Acquisition Company, acquired certain assets of HomeSpace, Inc., HomeSpace Delaware, Inc. and HomeSpace Services, Inc. (collectively and individually "HomeSpace") and also assumed certain liabilities of HomeSpace Services, Inc. LendingTree acquired certain assets and assumed certain liabilities of HomeSpace necessary to provide essentially the same types of services to the same customer base and generate revenue from the same types of transactions as HomeSpace. Key assets acquired include an established network of real estate agents and brokers, operational software, key contracts, trademarks, tradenames, arrangements with certain business partners and other intellectual property rights. The liabilities assumed include a note payable with accrued interest to one of the business partners and certain customer liabilities. Assets not acquired and liabilities not assumed were those principally related to physical equipment and facilities such as long term leases for equipment, furniture and real estate that were not necessary to LendingTree's continued operation of HomeSpace's business after moving its operations to LendingTree's Charlotte, NC headquarters and those assets and liabilities specifically related to HomeSpace's mortgage loans held for resale and warehouse line of credit.

The consideration paid by LendingTree (approximately $11.2 million) for the acquired assets consisted of $6.2 million in cash, 639,077 shares of the Company's restricted common stock, valued at $4.7 million (using the average closing stock price 3 days before and after the closing date) and $.3 million of assumed liabilities. At closing, 169,851 shares of the common stock were placed in escrow in the event of any post-closing indemnification claims and $4.2 million in cash was placed in escrow to be paid to trade creditors of HomeSpace. The Company agreed to file a registration statement relating to the shares of restricted common stock issued in connection with the acquisition by March 31, 2001 and agreed to use its reasonable best efforts to cause such registration statement to be declared effective by the Securities and Exchange Commission. The cash portion of the purchase price was funded from the Company's short-term investments, the source of which was its February 2000 initial public offering of common stock.

Prior to the acquisition, there was no material relationship between HomeSpace, its shareholders or affiliates, directors or officers and the Company, its shareholders or any of its affiliates, directors or officers.

This Form 8-K is being filed to provide the financial statements and pro forma financial statements included in Item 7 hereof that were not included in the Company's Quarterly Report on Form 10-Q filed on August 14, 2000.

ITEM 5.  OTHER EVENTS

On September 29, 2000, Capital Z Partners ("Capital Z"), the Company's largest shareholder, purchased an Equity Rights Certificate for $10 million. This Certificate is initially exercisable for 1,253,918 shares of the Company's common stock (equivalent to $7.975 per share), and warrants to purchase 225,000 shares of the Company's common stock with an initial exercise price of $7.975. Capital Z also received a commitment fee warrant to purchase 135,000 shares of the Company's common stock with an initial exercise price of $7.975.

The Equity Rights Certificate may be exercised at the election of Capital Z anytime up to and including the fifth business day following June 30, 2001. The Equity Rights Certificate contains anti-dilution provisions, including provisions that allow Capital Z to receive additional shares of the Company's common stock if certain events occur prior to the expiration of the Certificate. Such events include, among others, a subsequent financing in which the Company receives consideration of at least $15 million, a Sale Transaction or a Going Private Transaction (as those terms are defined in the Equity Rights Certificate). If the Equity Rights Certificate has not been exercised by June 30, 2001 and the price of the Company's stock price is less than $7.975, Capital Z will receive additional shares of the Company's common stock upon exercise of the Certificate. Upon exercise of the Equity Rights Certificate, the warrants issued therewith will have an exercise period that starts September 29, 2001 and ends September 29, 2005. The anti-dilution provisions described above also apply to the warrants and therefore the actual exercise price of the warrants will be determined at the time of issuance.

The commitment fee warrant is exercisable at any time on or after September 29, 2001 and until September 29, 2005 at an exercise price of $7.975 per share. This exercise price is subject to adjustment upon the occurrence of the events described above.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (a) Financial Statements of Business Acquired.

                  Consolidated Financial Statements of HomeSpace, Inc. for the years ended March 31, 2000 and 1999 with Report of Independent Auditors.


     (b) Pro Forma Financial Information.

                  Pro Forma condensed consolidated financial information (unaudited) of LendingTree, Inc., as of and for the six months ended June 30, 2000 and for the year ended December 31, 1999.


     (c) Exhibits.

         2.1 Asset Purchase Agreement, dated July 31, 2000, by and among HomeSpace Services, Inc., LendingTree, Inc. and HomeSpace Acquisition Company (Incorporated by reference to Exhibit 10.2 in the LendingTree, Inc. Form 10-Q filed with the Commission on August 14, 2000). The Exhibits and Schedules referenced in the table of contents and elsewhere in the Asset Purchase Agreement have been omitted and will be furnished to the Commission upon request.

         10.1 LendingTree, Inc. Securities Purchase Agreement, dated September 29, 2000 among LendingTree, Inc., Capital Z Financial Services Fund II, L.P. and Capital Z Financial Services Private Fund II, L.P

         10.2 Equity Rights Certificate dated September 29, 2000 representing the right to receive securities of LendingTree, Inc.

         10.3 Form of Commitment Fee Warrant, dated September 29, 2000 among LendingTree, Inc. and Capital Z Management LLC.

         10.4     Form of Warrant of LendingTree, Inc.

         10.5 Consolidated Financial Statements of HomeSpace, Inc. for the years ended March 31, 2000 and 1999 with Report of Independent Auditors.

         23.1     Consent of Ernst & Young LLP

                  PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
                              OF LENDINGTREE, INC.
                                   (UNAUDITED)


         The following information sets forth, for the periods and dates indicated, unaudited pro forma condensed consolidated financial information for LendingTree, Inc. ("LendingTree"). This pro forma information is derived from the historical financial statements of LendingTree and HomeSpace, Inc. ("HomeSpace") and reflects the unaudited pro forma condensed consolidated results of operations as if the transaction referred to in Item 2 and the financing referred to in Item 5 had occurred as of January 1, 1999. Certain amounts in the audited HomeSpace statement of operations for the year ended March 31, 2000 have been reclassified to be consistent with the format of the LendingTree statement of operations. The unaudited pro forma condensed consolidated balance sheet reflects the transaction and financing as if they had occurred on June 30, 2000.

         The accompanying pro forma condensed consolidated balance sheet reflects reserves for estimated expenses of the acquisition, which include relocation costs of certain personnel and estimated direct expenses of the transaction. These non-recurring expenses are not reflected in the pro forma statement of operations for the periods presented.

         The unaudited pro forma condensed consolidated financial information is not necessarily indicative of the consolidated results of operations had the transaction and the financing actually been consummated on the assumed dates and should be read in conjunction with the historical financial statements of LendingTree, Inc. included in its respective filings on Form 10-K and Form 10-Q filed with the Commission.

                               LENDINGTREE, INC.
         PRO FORMA CONDENSED CONSOLIDATED ANNUAL STATEMENT OF OPERATIONS
                                   (unaudited)

                                                              FOR THE YEAR ENDED                            PRO FORMA
                                                        DECEMBER 31,        MARCH 31,                       CONSOLIDATED
                                                            1999              2000         PRO FORMA        STATEMENT OF
                                          NOTES       LENDINGTREE, INC.  HOMESPACE, INC.   ADJUSTMENTS      OPERATIONS
                                          -----       -----------------  ---------------   -----------      ------------

Revenue                                      2           $  6,964,000     $  6,208,000     $ (1,703,000)    $ 11,469,000
Cost of revenue                              3              2,543,000        3,128,000         (429,000)       5,242,000
                                                         ------------     ------------     ------------     ------------
Gross profit                                                4,421,000        3,080,000       (1,274,000)       6,227,000
                                                         ------------     ------------     ------------     ------------
Operating expenses:
   Marketing and advertising                               18,611,000        5,169,000                        23,780,000
   Other operating expenditures              4             10,882,000       33,549,000       (4,705,000)      39,726,000
   Write-off of capitalized software
     expenditures                                                            2,033,000                         2,033,000
   Amortization of intangible assets         5                                                4,981,000        4,981,000
                                                         ------------     ------------     ------------     ------------
     Total operating expenses                              29,493,000       40,751,000          276,000       70,520,000
                                                         ------------     ------------     ------------     ------------
Loss from operations                                      (25,072,000)     (37,671,000)      (1,550,000)     (64,293,000)
Other expense                                                                  (82,000)                          (82,000)
Interest income (expense), net               6                505,000         (363,000)         201,000          343,000
                                                         ------------     ------------     ------------     ------------
Net loss                                                  (24,567,000)     (38,116,000)      (1,349,000)     (64,032,000)
                                                         ------------     ------------     ------------     ------------
Accretion of mandatorily redeemable preferred stock          (131,000)              --               --         (131,000)
Accumulated, undeclared dividends on convertible
  preferred stock                                          (1,478,000)              --               --       (1,478,000)
Dividends on conversion of preferred stock warrants
  to common stock warrants                                   (525,000)                                          (525,000)
Dividends on convertible preferred stock                     (506,000)              --               --         (506,000)
                                                         ------------     ------------     ------------     ------------
Net loss attributable to common shareholders             $(27,207,000)    $(38,116,000)    $ (1,349,000)    $(66,672,000)
                                                         ============     ============     ============     ============

Net loss per common share - basic and diluted            $      (7.64)                                      $     (12.23)
                                                         ============                                       ============
Weighted average shares used in basic and diluted net
  loss per common share calculation                         3,560,197                                          5,453,193
                                                         ============                                       ============


    The accompanying notes are an integral part of these financial statements

                                LENDINGTREE, INC.
        PRO FORMA CONDENSED CONSOLIDATED INTERIM STATEMENT OF OPERATIONS
                                   (unaudited)

                                                                                                        PRO FORMA
                                                       FOR THE SIX MONTHS ENDED                         CONSOLIDATED
                                                            JUNE 30, 2000              PRO FORMA        STATEMENT OF
                                     NOTES        LENDINGTREE, INC.  HOMESPACE, INC.   ADJUSTMENTS      OPERATIONS
                                     -----        -----------------  ---------------   -----------      ------------

Revenue                                2             $ 12,182,000     $  2,740,000     $   (842,000)    $ 14,080,000
Cost of revenue                        3                3,730,000        1,517,000         (217,000)       5,030,000
                                                     ------------     ------------     ------------     ------------
Gross profit                                            8,452,000        1,223,000         (625,000)       9,050,000
                                                     ------------     ------------     ------------     ------------
Operating expenses:
   Marketing and advertising                           33,620,000        1,905,000                        35,525,000
   Other operating expenses            4               12,263,000       18,309,000       (2,519,000)      28,053,000
   Write-off capitalized software expenditures                           2,033,000                         2,033,000
   Amortization of intangible assets   5                                                  2,489,000        2,489,000
                                                     ------------     ------------     ------------     ------------
      Total operating expenses                         45,883,000       22,247,000          (30,000)      68,100,000
                                                     ------------     ------------     ------------     ------------
Loss from operations                                  (37,431,000)     (21,024,000)        (595,000)     (59,050,000)
Other expense                                                  --       (1,830,000)                       (1,830,000)
Interest income (expense), net         6                1,405,000         (205,000)         (75,000)       1,125,000
                                                     ------------     ------------     ------------     ------------
Net loss                                              (36,026,000)     (23,059,000)        (670,000)     (59,755,000)
Dividends on convertible preferred stock               (2,461,000)              --               --       (2,461,000)
                                                     ------------     ------------     ------------     ------------
Net loss attributable to common shareholders         $(38,487,000)    $(23,059,000)    $   (670,000)    $(62,216,000)
                                                     ============     ============     ============     ============

Net loss per common share - basic and diluted        $      (2.79)                                      $      (3.97)
                                                     ============                                       ============
Weighted average shares used in basic and diluted
  net loss per common share calculation                13,774,306                                         15,667,273
                                                     ============                                       ============

    The accompanying notes are an integral part of these financial statements

                                LENDINGTREE, INC.
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                   (unaudited)
                                  JUNE 30, 2000

                                                                                                                     PRO FORMA
                                                                                        ACQUISITION    FINANCING     CONSOLIDATED
                                                                                        PRO FORMA      PRO FORMA     BALANCE
                                             NOTES  LENDINGTREE, INC.  HOMESPACE, INC.  ADJUSTMENTS    ADJUSTMENTS   SHEET
                                             -----  -----------------  ---------------  ------------   -----------   ------------
Assets
Current assets:
  Cash and cash equivalents                    7     $    947,000      $  2,621,000     $ (2,621,000)  $        --   $    947,000
  Short-term investments                       9       18,047,000                --       (6,200,000)   10,000,000     21,847,000
  Restricted short-term investments                    16,118,000                --               --            --     16,118,000
  Accounts receivable, net                     7        6,069,000           141,000                             --      6,210,000
  Prepaid expenses and other current assets             1,183,000            60,000               --            --      1,243,000
  Mortgage loans held for resale               7                          4,900,000       (4,900,000)           --             --
                                                     ------------      ------------     ------------   -----------   ------------
     Total current assets                              42,364,000         7,722,000      (13,721,000)   10,000,000     46,365,000
Property, equipment and software, net          7        3,051,000         5,171,000       (5,171,000)           --      3,051,000
Other assets                                   7          521,000         1,113,000       (1,113,000)           --        521,000
Other intangible assets - HomeSpace                                                                                            --
  Homespace software                           1               --                --        5,178,000            --      5,178,000
  Customer contracts                           1               --                --          555,000            --        555,000
  Real estate broker network                   1               --                --        6,595,000            --      6,595,000
Investments in other businesses                         2,500,000                --               --            --      2,500,000
                                                     ------------      ------------     ------------   -----------   ------------
     Total assets                                    $ 48,436,000      $ 14,006,000     $ (7,677,000)  $10,000,000   $ 64,765,000
                                                     ============      ============     ============   ===========   ============

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable                             8     $  6,217,000      $  4,845,000     $ (4,845,000)  $        --   $  6,217,000
  Accrued expenses                           8,9        3,591,000           783,000          449,000       100,000      4,923,000
  Notes payable                                8                          3,854,000       (3,622,000)           --        232,000
  Payable to warehouse line in connection with
     mortgage loan closings                    8                          4,827,000       (4,827,000)           --             --
  Current portion capital lease obligations    8          292,000         1,513,000       (1,513,000)           --        292,000
                                                     ------------      ------------     ------------   -----------   ------------
      Total current liabilities                        10,100,000        15,822,000      (14,358,000)      100,000     11,664,000
Deposits                                                   80,000                --               --            --         80,000
Capital lease obligations                      8          583,000         1,726,000       (1,726,000)           --        583,000
Shareholders' equity:
  Convertible Preferred Stock                  8               --            33,000          (33,000)           --             --
  Common stock - LendingTree                   8          190,000                --            6,000            --        196,000
  Common stock - HomeSpace                     8                              6,000           (6,000)                          --
  Deferred compensation                                (4,308,000)               --               --            --     (4,308,000)
  Treasury stock                                       (5,978,000)               --               --            --     (5,978,000)
  Notes receivable from officers for
    option exercises                                   (1,603,000)               --               --            --     (1,603,000)
  Note receivable common stock                 8                         (1,837,000)       1,837,000            --             --
  Unrealized gain on available-for-sale
    securities                                             59,000                --               --            --         59,000
  Additional paid-in-capital                 8,9      117,485,000        74,779,000      (69,920,000)    9,900,000    132,244,000
  Accumulated deficit                          8      (68,172,000)      (76,523,000)      76,523,000            --    (68,172,000)
                                                     ------------      ------------     ------------   -----------   ------------
     Total shareholders' equity                        37,673,000        (3,542,000)       8,407,000     9,900,000     52,438,000
                                                     ------------      ------------     ------------   -----------   ------------
     Total liabilities and shareholders' equity      $ 48,436,000      $ 14,006,000     $ (7,677,000)  $10,000,000   $ 64,765,000
                                                     ============      ============     ============   ===========   ============

    The accompanying notes are an integral part of these financial statements

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS OF LENDINGTREE, INC.

NOTE 1: - Description of the Company and Presentation of Historical and Pro Forma Financial Statements

LendingTree, Inc. - LendingTree offers an Internet-based loan marketplace for consumers and lenders and also licenses its technology or hosts Internet-based systems to enable other businesses to create their own on-line lending exchanges.

HomeSpace - HomeSpace provides the consumer with a variety of services related to buying, selling, financing and maintaining a home, including real estate broker referral services, residential mortgage loans and an array of related home services.


The fiscal year end for HomeSpace was March 31, 2000. The pro forma condensed, consolidated annual statement of operations included herein reflects the combination of the audited LendingTree statement of operations for the year ended December 31, 1999 and the audited HomeSpace statement of operations for the fiscal year ended March 31, 2000. Certain amounts in the audited HomeSpace statement of operations for the year ended March 31, 2000 have been reclassified to be consistent with the format of the LendingTree statement of operations The interim pro forma condensed, consolidated statement of operations included herein reflects the combination of the unaudited interim LendingTree and HomeSpace statements of operations for the six months ended June 30, 2000.

During its fiscal year ended March 31, 2000 and six months ended June 30, 2000, HomeSpace generated revenue from two primary sources: a real estate agent referral network and mortgage services. In addition, HomeSpace earned a small amount of revenue by referring customers to certain home services related vendors.

During the annual and six month periods presented in the HomeSpace financial statements, mortgage services revenue was generated by HomeSpace acting as a mortgage banker, conducting the entire mortgage origination and closing process and funding the transactions through its own mortgage line. In so doing, HomeSpace bore the credit and interest rate risk on the mortgage to the degree it held loans or made commitments to lend prior to selling them in the secondary market. Mortgage services were principally marketed and provided to members of an affinity partnership program that HomeSpace had with Costco Wholesale Club. During these periods, HomeSpace's mortgage services revenue included gross loan fees and gains on mortgage loans earned by HomeSpace as the broker, originator and funding source of such loans. Mortgage services costs for HomeSpace included all the costs of mortgage banking activities, chiefly employment, occupancy and interest costs for the loan underwriting processing, closing and secondary marketing functions.

Prior to the LendingTree acquisition, and after the periods represented by the HomeSpace financial statements, HomeSpace took certain steps to conserve its cash, including outsourcing its mortgage processing activities through an arrangement with Prism Mortgage Company ("Prism"). Under this new arrangement, HomeSpace continued to market mortgage products and obtain customer leads (through both on-line and off-line marketing activities). HomeSpace remained responsible for managing its customer response center, qualifying customer mortgage leads, taking applications, locking rates and transferring completed applications to Prism for processing. Prism would provide real-time mortgage rate quotes; offer transaction processing services and accept customer applications for purposes of pre-qualification, application and online-underwriting. Prism processed all loans; sent out application kits to customers; and obtained credit information, appraisals and title searches and collected fees and funded loans. However, some mortgage loans continued to be closed in HomeSpace's name. The outsourcing of the mortgage operation enabled HomeSpace to reduce the manpower in its mortgage processing center and conserve cash. Prism was responsible for post application customer assistance and service.

In exchange for the processing services, HomeSpace paid Prism a processing fee per closed loan. The fee was based on a sliding scale depending on volume. Prism paid HomeSpace a fee on all mortgage volume originated and closed through Prism.

The other two sources of HomeSpace revenue (generated from the real estate network and from home services) were not changed in any material way following the periods presented in the historical financial statements.

On August 2, 2000, LendingTree acquired certain assets and assumed certain liabilities of HomeSpace necessary to provide essentially the same types of services to the same customer base and generate revenue from the same types of transactions as HomeSpace was subsequent to changing its business model as noted above. Assets and liabilities not acquired were those principally related to physical facilities such as leases for real estate, equipment and furniture that were not necessary to LendingTree's continued operation of HomeSpace's business after moving its operations to LendingTree's Charlotte, NC headquarters and those assets and liabilities specifically related to HomeSpace's mortgage loans held for resale and warehouse line of credit.

The total purchase price (including $1.2 million of estimated transaction related costs) of $12.4 million resulted in an excess purchase price of $12.3 million. The excess purchase price was preliminarily allocated to certain intangible assets listed below based on a third party valuation study and includes key operational software, customer contracts and the network of real estate brokers. This preliminary allocation of the excess purchase price is estimated as follows and is subject to final adjustments and changes.

Purchase Price:
         Cash                         $ 6,200,000
         Stock                          4,740,000
         Assumed liabilities:
           Note payable plus interest     232,000
           Accrued other liabilities       41,000
                                      -----------
           Total consideration         11,213,000
Estimated transaction costs             1,191,000
                                      -----------
Total purchase price                   12,404,000
Less tangible assets:
         Accounts receivable              (16,000)
         Prepaid customer rewards         (60,000)
                                      -----------
Excess purchase price                 $12,328,000
                                      -----------


Preliminary Allocation of the Excess Purchase Price:

         Intangible Asset                    Valuation     Life
         ----------------                    ---------     ----
         Real estate broker network         $ 6,595,000   3 years
         HomeSpace software and technology    5,178,000   2 years
         Affinity program - Contracts           555,000   remaining life of contracts (2.75 to 3.75 years)
                                            -----------
         Total intangible assets            $12,328,000


LendingTree intends to continue to generate revenue in substantially the same manner as HomeSpace did at the date of acquisition. The mortgage services revenue will continue to be generated through an arrangement with Prism pursuant to which Prism will continue to perform many of the same processing services previously provided for HomeSpace. However, LendingTree does not close loans in its own name as a lender. In exchange for the compensable services performed by LendingTree on a closed loan, Prism will pay LendingTree a fee.

The pro forma condensed consolidated financial statements included herein have been adjusted to reflect the outsourcing of the mortgage services business (see
Note 2) as well as for the additional pro forma adjustments related to the transaction discussed in the remaining notes to the pro forma condensed consolidated financial statements.

NOTE 2: - Revenue Pro Forma Adjustments:

For the year ended December 31, 1999 and the six month period ended June 30, 2000, pro forma entries were made to reflect a net adjustment to the HomeSpace revenue related to mortgage services in those periods. These adjustments eliminate the mortgage services revenue earned by HomeSpace under its contracts and business arrangements and then adds back mortgage services revenue as if such revenue had been earned from the beginning of each period presented under the terms of the contract that LendingTree entered into with Prism as of the acquisition date, which is based on a fee per closed loan.

         Pro Forma Revenue Adjustments                                                Annual          Six Months
         -----------------------------                                              -----------      -----------
         Eliminate mortgage services revenue earned by HomeSpace                    ($2,783,000)     ($1,042,000)
         Add mortgage services revenue earned under the new contract with Prism     $ 1,080,000      $   200,000
                                                                                    -----------      -----------
         Net Pro Forma Adjustment                                                   ($1,703,000)     ($  842,000)


NOTE 3 - Cost of Revenue Pro Forma Adjustments

For the year ended December 31, 1999 and the six-month period ended June 30, 2000, pro forma entries of $429,000 and $217,000, respectively, were made to reflect the elimination of the HomeSpace mortgage origination costs. For the periods presented, these adjustments eliminate the mortgage origination costs incurred by HomeSpace either when it acted as a mortgage originator during the periods or the costs charged by Prism to HomeSpace to provide such services. Under the terms of the contract that LendingTree has entered into with Prism to provide certain mortgage services, there are no gross origination costs charged to LendingTree, only a net payment for compensable services to LendingTree by Prism upon the closing of a mortgage loan.

NOTE 4 - Other Operating Expenses and Pro Forma Adjustments

Other operating expenses principally include selling, general and administrative costs, product development and technical department costs. These costs are principally related to compensation, benefits, occupancy, equipment and consulting costs.

Compensation and Related Benefits

Prior to the acquisition, and during the periods presented, HomeSpace employed up to approximately 150 people in various positions throughout its organization. When HomeSpace entered into an agreement with Prism to outsource its mortgage processing capabilities, and as a result of other cost saving measures, a number of these positions were eliminated by HomeSpace. LendingTree does not anticipate replacing these individuals. LendingTree believes that it can utilize its own personnel and management to operate the HomeSpace business and has identified where there were duplicated staff between the two companies. As a result, LendingTree offered positions to and hired only 15 HomeSpace employees. However, at this time, the Company cannot determine the level of additional people that may be necessary to hire to run the HomeSpace business; as such, the pro forma adjustments reflect only the elimination of the compensation and benefits costs related to those HomeSpace employees that terminated employment prior to the acquisition. Additional cost savings may be possible. For the year ended December 31, 1999, the pro forma adjustment to reduce compensation expense was approximately $2.7 million. For the six months ended June 30, 2000, the pro forma adjustment to reduce compensation expense was approximately $1.4 million. The pro forma adjustments made may not be indicative of the level of expense that LendingTree will actually incur to operate the business.

Occupancy

The HomeSpace occupancy costs were principally for its California and Colorado operating and corporate office facilities. Because LendingTree will utilize its existing facilities in Charlotte, North Carolina to operate the HomeSpace business and LendingTree has not assumed any of the HomeSpace leases, a pro forma adjustment was made to the periods presented to eliminate these occupancy related costs. For the year ended December 31, 1999, the pro forma adjustment to reduce occupancy expense was approximately $2.0 million. For the six months ended June 30, 2000, the pro forma adjustment to reduce occupancy expense was approximately $1.2 million.



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

Other Operating Costs

LendingTree did not assume any equipment or furniture leases, nor were any consulting agreements assigned to or assumed by LendingTree. However, at this time, the Company cannot determine the level of these types of other operating costs that may be necessary to operate the business and as such these costs have not been eliminated in the pro forma statements of operations. Cost savings may be possible from the amounts presented.

NOTE 5 - Amortization of Intangibles Pro Forma Adjustment

The Company has allocated the excess purchase price paid on a preliminary basis for the HomeSpace assets to certain intangible assets based on a third party valuation study (see Note 1). The Company calculated the pro forma amortization expense on such intangibles for the year ended December 31, 1999 and the six months ended June 30, 2000 based on lives assigned to such assets. The allocation of the excess purchase price is preliminary and is subject to final adjustments and changes.


NOTE 6 - Interest income (expense) Pro Forma Adjustment:

Because LendingTree did not assume any HomeSpace debt instruments except for the $200,000 note payable to a business partner, all HomeSpace interest expense other than that related to the note payable was eliminated. LendingTree interest income of $270,000 for the year ending December 31, 1999 and $144,000 for the six months ending June 30, 2000 was eliminated with a pro forma entry to reflect the use of cash for the acquisition at the beginning of each respective period. The Company has not assumed additional interest income is made related to the $10.0 million financing transaction described in Note 9.


NOTE 7 - Balance Sheet Pro Forma Adjustments to Assets

The pro forma adjustments to the June 30, 2000 assets reflect the elimination of HomeSpace assets not specifically acquired. Assets not acquired were cash and those assets principally related to physical equipment and facilities such as leased equipment, furniture and real estate that was not necessary to LendingTree's continued operation of HomeSpace's business after moving its operations to its Charlotte, North Carolina headquarters and those assets and liabilities specifically related to HomeSpace's mortgage loans held for resale and warehouse line of credit.

NOTE 8 - Balance Sheet Pro Forma Adjustments to Liabilities and Equity

The pro forma adjustments to the June 30, 2000 liabilities reflect the elimination of all of the HomeSpace liabilities and equity with the exception of the $200,000 note payable and accrued interest of $32,000. In addition, the pro forma adjustments reflect approximately $1.2 million of accruals booked to reflect the estimated expenses of the acquisition, which include relocation costs of certain personnel and estimated professional fees directly attributable to the acquisition.

NOTE 9 Financing Transaction

On September 29, 2000, Capital Z Partners ("Capital Z"), the Company's largest shareholder, purchased an Equity Rights Certificate for $10 million. This Certificate is initially exercisable for 1,253,918 shares of the Company's common stock (equivalent to $7.975 per share), and warrants to purchase 225,000 shares of the Company's common stock with an initial exercise price of $7.975. Capital Z also received a commitment fee warrant to purchase 135,000 shares of the Company's common stock with an initial exercise price of $7.975.

The Equity Rights Certificate may be exercised at the election of Capital Z anytime up to and including the fifth business day following June 30, 2001. The Equity Rights Certificate contains anti-dilution provisions, including provisions that allow Capital Z to receive additional shares of the Company's common stock if certain events occur prior to the expiration of the Certificate. Such events include, among others, a subsequent financing in which the Company receives consideration of at least $15 million, a Sale Transaction or a Going Private Transaction (as those terms are defined in the Equity Rights Certificate). If the Equity Rights Certificate has not been exercised by June 30, 2001 and the price of the Company's stock price is less than $7.975, Capital Z will receive additional shares of the Company's common stock upon exercise of the Certificate. Upon exercise of the Equity Rights Certificate, the warrants issued therewith will have an exercise period that starts September 29, 2001 and ends September 29, 2005. The anti-dilution provisions described above also apply to the warrants and therefore the actual exercise price of the warrants will be determined at the time of issuance.

The commitment fee warrant is exercisable at any time on or after September 29, 2001 and until September 29, 2005 at an exercise price of $7.975 per share. This exercise price is subject to adjustment upon the occurrence of the events described above.



NOTE 10 - Net Loss per Common Share

The Company computes net loss per common shares in accordance with Statement of Financial Accounting Standards No. 128, "Earnings Per Share," ("SFAS 128") and SEC Staff Accounting Bulletin No. 98 ("SAB 98"). Under the provisions of SFAS 128 and SAB 98, net loss per common share - basic is computed by dividing net loss available to common shareholders by the weighted average number of common shares outstanding. For purposes of computing pro forma Basic EPS, the 1,253,918 shares of common stock issuable under the Equity Rights Certificate and the 639,077 shares of common stock issued in connection with the acquisition of certain assets from HomeSpace Services Inc. are considered outstanding common shares as of the beginning of each of the periods presented. Net loss per common share - diluted is computed by dividing net loss by the weighted average number of common shares and dilutive potential common shares then outstanding. Potential common shares consist of shares issuable upon the exercise of stock options and warrants. The calculation of Diluted EPS for the year ended December 31, 1999 and the six months ended June 30, 2000 excludes 5,165,545 and 2,186,985 of weighted average potential common shares as their impact would be anti-dilutive.

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                           LendingTree, Inc.

October 11, 2000           /s/ Keith B. Hall
----------------           -----------------------------------------------------
Date                           Keith B. Hall
                               Senior Vice President and Chief Financial Officer



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